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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

                             JURISDICTION OF ORGANIZATION OR
NAME                              STATE OF INCORPORATION
----                         -------------------------------
Shelby County Bank                    United States
First Tier One Corporation            Indiana
The Shelby Group, Inc.                Indiana
Paramount Bank                        United States


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